SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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Sparta, Inc.

(Name of Registrant as Specified In Its Charter)

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SPARTA, Inc.
25531 Commercentre Drive, Suite 120, Lake Forest, California 92630-8874
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2006
TO THE STOCKHOLDERS OF
SPARTA, Inc.
     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of SPARTA, Inc., a Delaware corporation (the “Company”), will be held at The Boston Park Plaza Hotel, 64 Arlington Street, Boston, MA 02116, on Friday, June 2, 2006, beginning at 8:15 a.m. local time. The Annual Meeting will be held for the following purposes:
     1. To elect six directors of the Company to serve as directors until the next annual meeting of stockholders or until their successors have been duly elected and qualified.
     2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006.
     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.
     The Company has fixed April 23, 2006, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponements or adjournments thereof; and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the corporate headquarters of the Company for ten days prior to the Annual Meeting. The address of the Company’s corporate headquarters is 25531 Commercentre Drive, Suite 120, Lake Forest, California 92630-8874.
     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, by executing and returning the enclosed proxy card.
     YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF YOU VOTE BY PROXY, YOU ARE ALLOWED TO CHANGE YOUR VOTE AT THE ANNUAL MEETING SHOULD YOU DECIDE TO DO SO. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors
/s/ JERRY R. FABIAN
JERRY R. FABIAN
Corporate Vice President and Secretary

Lake Forest, California	Telephone - (949) 768-8161 x305
April 23, 2006	Facsimile - (949) 770-4632

INFORMATION CONCERNING SOLICITATION AND VOTING
ELECTION OF DIRECTORS
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION OF EXECUTIVE OFFICERS
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
COMPANY STOCK PRICE PERFORMANCE
REPORT ON FORM 10-K
Attachment A

SPARTA, Inc.
25531 Commercentre Drive, Suite 120,
Lake Forest, CA 92630
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2006
INFORMATION CONCERNING SOLICITATION AND VOTING
General
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SPARTA, Inc., a Delaware corporation (the “Company” or “SPARTA”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 2, 2006, and any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 8:15 a.m. local time at The Boston Park Plaza Hotel, located at 64 Arlington Street, Boston, MA 02116. The telephone number of the Company is (949) 768-8161, and its facsimile number is (949) 770-4632.
The solicitation of proxies for the Annual Meeting is being made on behalf of the Company, and all expenses of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, facsimile, or otherwise for the purpose of soliciting such proxies; but, in such event, no additional compensation will be paid to any such persons for such solicitation. This Proxy Statement and the accompanying proxy card were first mailed to stockholders on or about April 23, 2006.
Record Date and Voting
April 23, 2006, has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, and any postponements or adjournments thereof. As of that date, there were 5,249,937 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), issued and outstanding. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding common stock of the Company as of the Record Date will constitute a quorum at the Annual Meeting.
Each share is entitled to one vote on all matters voted at the Annual Meeting, except that voting for directors may be cumulative. A stockholder intending to cumulate votes for directors must notify the Company of such intention prior to commencement of the voting for directors, and the name(s) of the candidate(s) for whom such votes would be cast must be placed in nomination prior to the commencement of the voting for directors. If any stockholder has given such notice, every stockholder may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that stockholder’s shares are entitled, or distribute the stockholder’s votes on the same principle among two or more candidates.
Discretionary authority to cumulate votes represented by proxies is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies for individual nominees in accordance with their best judgment in order to assure the election of as many nominees of the Board of Directors as possible.
In the election of directors, the six nominees receiving the highest number of affirmative votes will be elected. Accordingly, abstentions will have no effect in determining which nominees have been elected directors. The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, will require the affirmative vote of a majority of the shares of the Company’s common stock present in person or represented by proxy at the Annual Meeting. As a result, abstentions will have the effect of a vote against the ratification of the selection of Ernst & Young LLP.

The persons named in the accompanying proxy have advised the Company that they will vote the shares represented by proxies received by them in accordance with the stockholders’ directions. If the proxy is signed and returned without direction as to how to vote, the proxy holders will vote “FOR” the election of the six director nominees named below and “FOR” ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. As to any other matters that may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment. The Company does not presently know of any other such matters.
Revocation of Proxies
A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person.

ELECTION OF DIRECTORS
(Proposal One)
General
The Company’s bylaws state that the authorized number of directors of the Company will be a number fixed by the Board of Directors from time to time. The authorized number of directors is currently set at six. Accordingly, a Board of six directors will be elected at the Annual Meeting. The names of the persons for whom votes will be cast pursuant to the proxies that are hereby solicited are set forth below. All six of the nominees named below are currently serving as members of the Company’s Board of Directors. Carl Case and Steve McCarter, members of the Board in 2005, both resigned as members of the Company’s Board of Directors in the first quarter of 2006. Mr. Case also retired as an employee in the first quarter of 2006. They will not be replaced by new board members.
Directors are elected each year and all directors serve one-year terms. Accordingly, the term of the directors elected at the Annual Meeting will expire at the next annual meeting of the Company’s stockholders, or when the directors’ successors are elected and qualified.
Nominees
Each of the nominees named below has agreed to serve, if elected, and the Company has no reason to believe that any nominee will be unable to serve.

Name and Position(s) with the Company	Age	Director Since
Wayne R. Winton	70	1979
Chairman of the Board of Directors

Robert C. Sepucha, Ph.D.	62	1993
Chief Executive Officer and Director

Rockell N. Hankin	59	1989
Director

Gerald A. Zionic	63	1999
Director

Gen. John L. Piotrowski (USAF Retired)	72	1991
Director

William E. Cook	57	1999
Director

Biographical Information
WAYNE R. WINTON
Wayne R. Winton is a co-founder of the Company and currently the Chairman of the Board of Directors. Starting in 2005, he will also serve on the Board’s Audit Committee and Compensation Committee. Mr. Winton served as the Company’s President from its founding until 1995, when he became Chief Executive Officer, retiring from that position as of May 2001. Prior to founding SPARTA, Mr. Winton held positions of increasing responsibility in McDonnell Douglas Astronautics Company (“MDAC”), Mission Research Corporation, the Department of the Army, and Science Applications International Corporation (“SAIC”). He has led or participated in numerous joint government/industry studies addressing issues of analysis and policy affecting national defense interests. He is recognized as one of the most capable strategic analysts in the U.S. and is a proficient technical writer and speaker. Mr. Winton holds a Bachelor of Science degree in mechanical engineering from the University of Idaho.
ROBERT C. SEPUCHA, Ph.D.
Robert C. Sepucha, Ph.D., is Chief Executive Officer of the Company and has held that position since May of 2001. Prior to that, he was Sector President of SPARTA’s Defense & Space Systems Sector, starting in 1996, after serving as a Senior Vice President and Group Manager, beginning in 1991. Dr. Sepucha was elected to the Board of Directors in 1993. From 1984 until joining the Company, Dr. Sepucha was a Senior Vice President of W. J. Schafer Associates, Inc. Dr. Sepucha received his Bachelor of Science degree and Master of Science degree in aeronautics from the Massachusetts Institute of Technology. He also received his Ph.D. in engineering physics from the University of California, San Diego.
ROCKELL N. HANKIN
Rockell N. Hankin has been a director since 1989. He is the Chairman of the Board’s Audit Committee and a member of the Board’s Compensation Committee. He is the principal of Hankin & Co., through which he initiates investments on behalf of his family and others. Mr. Hankin was previously a partner at PricewaterhouseCoopers LLP. He is a certified public accountant and a lawyer. Mr. Hankin is a director and Vice-Chairman of the Board of Directors of Semtech Corporation. Previously, Mr. Hankin was Chairman of the Board of House of Fabrics and a member of the boards of Alpha Microsystems, DDL Electronics Inc., Nichols Institute, Quidel Corporation and Techniclone Corporation.
GERALD A. ZIONIC
Gerald A. Zionic has been a director since 1999. Mr. Zionic is a member of the Board’s Audit Committee and Compensation Committee. Currently Mr. Zionic is deployed to the UK where he is the Managing Director for transition and integration of a UK defense company acquisition into the greater Lockheed-Martin Corporation. Prior to the UK assignment, he was the Acting President of Lockheed-Martin Simulation, Training and Support Company. Since 1993, he has been a Vice President of that company. Prior to Lockheed-Martin, Mr. Zionic was Vice President and General Manager of Martin Marietta’s Information Systems Company from 1991 to 1992.
JOHN L. PIOTROWSKI, General USAF, Retired
John L. Piotrowski has been a director since 1991. He is Chairman of the Board’s Compensation Committee and a member of the Board’s Audit Committee. Currently, he has his own consulting practice, Aerospace and Management Consulting, which provides consulting services to a number of aerospace companies and government laboratories. He also served on a Standing Task Force for the Defense Science Board. From 1995 to 2000, he was an SAIC Vice President, reverting to Consulting Employee status from 2000 to 2003. Mr. Piotrowski served as Commander of the U.S. Space Command and North American Defense Command (NORAD) from 1987 to 1990 and Vice Chief of Staff of the Air Force prior to that. Mr. Piotrowski is a member of the Board of Directors of Semtech Corporation and Space Foundation, a non-profit organization. Previously, Mr. Piotrowski served as a director for Contraves and for MPRI.
WILLIAM E. COOK
William E. Cook has been a director since 1999. Mr. Cook is a member of the Board’s Audit Committee and Compensation Committee. He was the Chairman and Chief Executive Officer of Uniax Corporation until the company was sold in March, 2000. Since 1996, Mr. Cook has been President of Riptide Holdings, Inc. Riptide

Holdings is a personal investment holding company providing equity and debt investments, management, and board advice for early-stage technology companies and turnaround opportunities in manufacturing and technology companies. Prior to starting Riptide Holdings, Mr. Cook was Chairman and Chief Executive Officer of DDL Electronics, Inc. from 1992 to 1995.
Board Committees and Meetings
     General
The Board of Directors held six meetings during 2005. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee. Information about the Company’s nominating process and shareholder communications with the Board of Directors can be found in the information that follows. Each director attended or participated in 75% or more of the aggregate of (a) the total number of meetings of the Board of Directors held in 2005, and (b) the total number of meetings held by all committees of the Board on which such director served during 2005. Members of the Board of Directors and its committees also consulted informally with management from time to time and acted by written consent without a meeting during 2005.
     Audit Committee
The Audit Committee of the Board of Directors currently consists of five independent directors, Messrs. Hankin, Cook, Piotrowski, Zionic and Winton. Mr. Hankin is the Chairman. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee reviews and monitors the Company’s financial reporting and the internal and external audits of the Company, including, among other things, the Company’s internal audit and control functions, the results and scope of the annual audit and other services provided by the Company’s independent registered public accounting firm, the Company’s calculation of its quarterly stock price and the Company’s compliance with legal matters that could have a significant impact on the Company’s financial statements. The Audit Committee also consults with the Company’s management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is responsible for considering and recommending the appointment of, and reviewing fee arrangements with, the Company’s independent registered public accounting firm. The Audit Committee held six meetings during 2005.
The Board has determined that all members of the Audit Committee are “independent,” as that term is defined in Rule 4200(A)(15) of the listing standards of the National Association of Securities Dealers. Applicable regulations of the Securities and Exchange Commission require that the Audit Committee have at least one “financial expert” in its membership. The Board of Directors has determined that Rockell N. Hankin is a “financial expert” as defined in Item 401(h)(2) of Regulation S-K promulgated by the Securities and Exchange Commission.
     Compensation Committee
The Compensation Committee of the Board of Directors currently consists of five directors, Messrs. Piotrowski, Cook, Hankin, Zionic and Winton. Mr. Piotrowski is the Chairman. The Compensation Committee reviews the Company’s compensation policies and all forms of compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries, bonuses, stock options, and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for the whole Company. The Compensation Committee held one meeting during 2005.
     Nominating Committee
The Company does not have a standing or separate Nominating Committee because there are no plans to add or replace a director in the foreseeable future. In the past, the full Board of Directors has selected nominees for director. The following members of the Board of Directors, which fulfills the role of a nominating committee, are independent, as defined above under the caption “Audit Committee”: Messrs. Piotrowski, Cook, Hankin, Zionic and Winton. Robert Sepucha, a member of the Board of Directors, is not independent. The Company does not have a formal process with regard to the consideration of director candidates recommended by shareholders, because directors are added or replaced very infrequently. The Company has never used or paid a third party to assist in the process of identifying and evaluating candidates and has no intention of doing so in the future. The minimum qualities or skills that the Board of Directors believes are necessary to be a board member are as follows: (1) must be a respected leader in the fields of engineering (government or industry), business management, accounting or the legal profession and (2) must have a college degree in those fields. The Board of Directors will consider bona fide nominees from the shareholders if the recommendation is in writing and directed to the Board or a Board member. The Company has never received nor rejected a Board candidate put forward by a large, long-term shareholder or groups of shareholders. There are no differences between the manner in which the Board of Directors currently evaluates nominees for director and the manner in which the Board would evaluate a nominee recommended by a shareholder.
Shareholder Communications with the Board of Directors
The procedure for communicating with the Board of Directors is for the shareholder to send a written communication to one or more directors. There is no screening process, and the Board of Directors will respond in writing to any legitimate shareholder inquiry. It is the Company’s policy to have each member of the Board of Directors attend the Annual Meeting. At the last Annual Meeting held in May 2005, all members of the Board were present. Shareholders that want to communicate in writing with the Board of Directors should address their inquiries to the addresses shown in Attachment A.
Director Compensation
Directors who are not employees of the Company and who are not chairing the full Board or the Audit Committee received $2,400 per day in 2005 for time spent in attending Board and committee meetings. The Chairman of the Board and the Chairman of the Audit Committee received $2,800 per day. Except for the Chairman of the Board, all members of the Board were guaranteed a minimum of twelve days for the year. The Chairman of the Board was guaranteed twenty-two days for the year. In 2006, the same arrangement will be made with the members of the Board. In 2005, the following outside directors received stock options covering the number of shares indicated: Messrs. Hankin, Piotrowski, and Winton each received options for 1,193 shares with a four-year term and an exercise price equal to the formula price at the date of grant; and Messrs. Zionic and Cook each received options for 795 shares with a four-year term and an exercise price equal to the formula price at the date of grant. In 2006, all directors who are not employees of the Company will receive stock options under the same plan as followed in 2005. The Company has no other arrangements to pay any direct or indirect remuneration to any directors of the Company in their capacity as directors, other than in the form of reimbursement of expenses for attending Board and committee meetings.
Required Vote
The six nominees receiving the highest number of affirmative votes present or represented by proxy at the Annual Meeting shall be elected as directors. No proxy may be voted for more than six nominees.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Two)
General
Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006, and is asking the stockholders to ratify this appointment.
The Board has not requested, nor does it expect, a representative of Ernst & Young LLP to be present at the Annual Meeting.
Change in Independent Registered Public Accounting Firm
On January 23, 2006, the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered accountants. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change the Company’s independent registered public accounting firm.
The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2003 and 2004, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2003 and 2004, and through January 23, 2006, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make reference thereto in their reports on the Company’s financial statements for such years. During the fiscal years ended December 31, 2004 and 2003, and through January 23, 2006, there have been no reportable events (as defined in Item 304(a) (1) (v) of Regulation S-K).
The Company requested that PwC furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not PwC agrees with the foregoing statements. A copy of such letter, dated January 24, 2006, was filed as an exhibit to the Form 8-K filed by the Company with the Securities and Exchange Commission on January 26, 2006.
The Company engaged Ernst & Young LLP (“E&Y”) as its new independent registered public accounting firm as of January 23, 2006. The Company’s Audit Committee and Board of Directors participated in and approved the decision to engage E&Y.
During the fiscal years ended December 31, 2003 and 2004, and through January 23, 2006, the Company did not consult with E&Y regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company nor was oral advice provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Securities and Exchange Commission Regulations S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304 (a)(1)(v) of Regulation S-K.
Audit Fees
During 2005 and 2004, PwC provided services to the Company consisting of the audit of the Company’s annual financial statements and review of unaudited quarterly financial information. The fees billed by PwC during 2005 and 2004 for these audit services were $126,691 and $147,500, respectively. In 2005, there were some hours expended by an auditor who was not a full-time PwC employee. She was a PwC contract employee.

Audit-Related Fees
During 2005 and 2004, PwC also provided services to the Company for assurance and services related to the audit of the Company’s annual financial statements and review of unaudited quarterly financial information. Such services comprised assistance in planning for the internal control assessments required by Section 404 of the Sarbanes-Oxley Act and review of the Company’s responses to comment letters from the Securities and Exchange Commission staff regarding the Company’s 2004 Annual Report on Form 10-K. The fees billed by PwC in 2005 and 2004 for these services were $37,409 and $7,400, respectively.
Tax Fees
During 2005 and 2004, PwC did not provide any services to the Company relating to tax compliance, tax advice or tax planning.
All Other Fees
In 2005, PwC provided services for the review of the Company’s investigation of allegations involving alleged timecard mischarging practices at one of the Company’s operating units. The fees billed by PwC during 2005 for these services were $78,000. There were no fees billed for this investigation in 2004. The Audit Committee pre-approved the amount spent on the investigation.
Audit Committee Pre-Approval Policies
The Audit Committee has the responsibility to pre-approve all audit and non-audit services to be performed by the registered public accountant in advance. Further, the Chairman of the Audit Committee has the authority to pre-approve certain audit and non-audit services as necessary between regular meetings of the Audit Committee; provided that any such services so pre-approved shall be disclosed to the full Audit Committee at its next scheduled meeting. 100% of the audit, audit-related, tax and all other fees were pre-approved by one of these means.
Required Vote
The affirmative vote of the holders of shares representing a majority of the shares present or represented by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. In the event that the stockholders do not ratify the appointment of Ernst & Young LLP, the appointment will be reconsidered by the Board of Directors. Even if the selection is ratified, the Board of Directors, at its discretion, may direct the appointment of a different independent auditing firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006. UNLESS AUTHORITY TO DO SO IS WITHHELD, THE PROXY HOLDERS NAMED IN EACH PROXY WILL VOTE THE SHARES REPRESENTED THEREBY IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.
OTHER MATTERS
The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is expressly granted by the execution of the enclosed proxy.

MANAGEMENT
Executive Officers
Set forth below is certain information with respect to each executive officer of the Company:

Name and Position	Age
Robert C. Sepucha, Ph.D.	62
Chief Executive Officer

R. Stephen McCarter	74
Corporate Senior Vice President and Sector President

William E. Sabean	65
Corporate Senior Vice President and Sector President

Randy N. Morgan	45
Corporate Senior Vice President and Sector President

Troy A. Crites	49
Corporate Senior Vice President and Sector President

David E. Schreiman	45
Corporate Vice President, Treasurer, and Chief Financial Officer

Jerry R. Fabian	57
Corporate Vice President, Secretary, and Chief Administrative Officer

Ray C. Gretlein, Jr.	52
Corporate Vice President and Chief Information Officer

Jody L. Chiaro	53
Vice President and Director of Human Resources
For information regarding Robert Sepucha, who in addition to being an executive officer of the Company, is also a director, please see “Election of Directors – Nominees” above. Information regarding Ms. Chiaro and Messrs. McCarter, Crites, Schreiman, Fabian, Gretlein, Sabean and Morgan, who are executive officers of the Company, but not also directors, follows:
R. Stephen McCarter
R. Stephen McCarter is Sector President of SPARTA’s Hardware Systems Sector and has held that position since 1996. Prior to that, he was a Senior Vice President and Group Manager, beginning in 1994, and a Vice President and Operation Manager from 1984 to 1990. He also served as President of MI SPARTA, Inc. from 1991 to 1994, which, at that time, was a wholly owned subsidiary of the Company. Beginning in 2001, he has served as Chairman of the Board of ST SPARTA, Inc., a wholly owned subsidiary of the Company. Mr. McCarter first became a member of the SPARTA Board of Directors in 1994. Mr. McCarter received his Bachelor of Science degree in electrical engineering from Texas A&M University. He also holds a Master of Science degree in electrical engineering from New York University.
William E. Sabean. William E. Sabean joined the Company in February 2004. He has served as Sector President of the National Security Systems Sector since joining the Company. In January 2005, he also became a Senior Corporate Vice President. After retiring from the Air Force as a Lieutenant Colonel., Mr. Sabean worked for Computer Sciences Corporation as Director of Operations from 1983 to 1993. From 1993 to 2004 he was a Senior

Vice President of Affiliated Computer Sciences, Inc., in charge of Special Programs and Information Assurance. Mr. Sabean holds a Bachelor of Arts degree from St. Anselm College and is a graduate of the Industrial College of the Armed Forces.
Randy N. Morgan. Randy N. Morgan is Sector President of SPARTA’s Missile Defense Sector and has served in that position since January 2005. Mr. Morgan was the Operation Manager of SPARTA’s Advanced Systems and Technology Operation from April 2003 to January 2005, focusing on engineering and scientific support of the Missile Defense Agency. Before joining SPARTA, Mr. Morgan was the Vice President and General Manager of the Federal Systems Group within SYColeman Corporation, a wholly owned subsidiary of L-3 Communications, Inc. Mr. Morgan holds a Bachelor of Science degree in electrical engineering from the University of Central Florida.
Troy A. Crites. Troy A. Crites is a Senior Vice President of SPARTA and Sector President for the Mission Systems Sector, serving in those positions since 2002. As Sector President for the Mission Systems Sector, Mr. Crites’ responsibilities include the Homeland Security and Network Centric Warfare business areas. Mr. Crites joined the Company in 1998 and, prior to assuming his current positions, served the Company in various capacities, including Operation Manager for the Advanced Systems and Technology Operation, focusing on support of the Missile Defense Agency, and Vice President. Mr. Crites holds a Master of Science degree in aeronautical and astronautical engineering from the Massachusetts Institute of Technology.
David E. Schreiman. David E. Schreiman joined the Company in December 2001 and has served as Corporate Vice President, Chief Financial Officer and Treasurer since February 2002. Prior to joining the Company, Mr. Schreiman was the Chief Financial Officer of CUE Corporation and its affiliates from October 1995 to December 2001. From September 1983 to October 1995, he held various staff and management positions with the firm of PricewaterhouseCoopers LLP. Mr. Schreiman is a certified public accountant and holds a Bachelor of Science degree in business administration from the University of California, Berkeley.
Jerry R. Fabian. Jerry R. Fabian has served the Company as a Corporate Vice President and Chief Administrative Officer since January 1989. From January 1989 to February 1992, Mr. Fabian was also the Chief Financial Officer. Since 1986, he has served as Director of Business Administration, reporting to the Company’s Chief Executive Officer. Mr. Fabian holds a Bachelor of Science degree in business administration from California State University, Northridge.
Raymond C. Gretlein, Jr. Raymond C. Gretlein joined the Company in September 1990. He has served as a Corporate Vice President and Chief Information Officer since February 2003. Prior to 2003, he served the Company in various roles, including software independent validation and verification project management for government and medical device customers. From 1985 to 1990, he was a program manager with Dynamics Research Corp. From 1978 to 1985, he served in the United States Air Force as a communications/computer systems staff officer. Mr. Gretlein holds a Bachelor of Science degree in quantitative analysis, with emphasis in computer systems and applications, from California State University, Fresno.
Jody L. Chiaro. Jody L. Chiaro joined the Company in January 2004 as Vice President of Human Resources. Previously, she was Vice President of Human Resources at The Weinberg Group Inc., a Washington, DC based scientific consulting firm, from January through December 2003, where she was responsible for all aspects of human resources. From May 1999 until December 2002, Ms. Chiaro held a series of operational and strategic HR executive positions at Cable and Wireless in Reston, Virginia, leading efforts related to compensation and benefits, workforce balancing, recruitment and retention and commercial due diligence, integration and transition planning related to acquisitions and divestitures. From April 1976 through April 1999, she held staff and management positions in sales, marketing, research and technology business units with IBM. Ms. Chiaro holds a Master of Science degree in human resources management and organizational development from Manhattanville College, Purchase, New York.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
The following table sets forth, as of April 23, 2006, certain information known to the Company with respect to the beneficial ownership of the Company’s common stock by (a) all persons known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock, (b) each director of the Company, (c) each of the executive officers named in the Summary Compensation Table included in this Proxy Statement, and (d) all directors and executive officers as a group (sixteen persons).

Name	Number of Shares (1)		Percentage of Class
Wayne R. Winton	199,844	(2)	3.76%

Robert C. Sepucha	88,696	(3)	1.68%

R. Stephen McCarter	90,172	(4)	1.69%

William E. Sabean	2,997	(5)	.05%

Randy N. Morgan	8,591	(6)	.16%

Troy A. Crites	33,760	(7)	.64%

Rockell N. Hankin	9,495	(8)	.18%

John L. Piotrowski	10,127	(9)	.19%

William E. Cook	3,921	(10)	.07%

Gerald A. Zionic	3,921	(11)	.06%

All executive officers and directors as a group (13 persons)	505,043	(12)	8.48%

(1)	Except as set forth below, each of the persons included in this table has sole voting and investment power over the shares respectively owned, except shares issuable upon exercise of stock options, and except as to rights of the person’s spouse under applicable community property laws.

(2)	Includes 1,020 shares subject to options held by Mr. Winton that may be exercised within 60 days of April 23, 2006.

(3)	Includes 39,955 shares held in Dr. Sepucha’s account in the Profit Sharing Plan, 10,254 shares from the Stock Compensation Plan held in a trust and 20,527 shares subject to options that may be exercised within 60 days of April 23, 2006.

(4)	Includes 80,466 shares held in Mr. McCarter’s account in the Profit Sharing Plan and 5,776 shares subject to options that may be exercised within 60 days of April 23, 2006.

(5)	Includes 978 shares held in Mr. Sabean’s account in the Profit Sharing Plan and 23 shares subject to options that may be exercised within 60 days of April 23, 2006.

(6)	Includes 1,360 shares held in Mr. Morgan’s account in the Profit Sharing Plan and 8,119 shares subject to options that may be exercised within 60 days of April 23, 2006.

(7)	Includes 5,547 shares held in Mr. Crites’ account in the Profit Sharing Plan, 1,073 shares from the Stock Compensation Plan held in a trust and 9,811 shares subject to options that may be exercised within 60 days of April 23, 2006.

(8)	Includes 2,114 shares subject to options held by Mr. Hankin that may be exercised within 60 days of April 23, 2006.

(9)	Includes 2,114 shares subject to options held by Mr. Piotrowski that may be exercised within 60 days of April 23, 2006.

(10)	Includes 159 shares subject to options held by Mr. Cook that may be exercised within 60 days of April 23, 2006.

(11)	Includes 159 shares subject to options held by Mr. Zionic that may be exercised within 60 days of April 23, 2006.

(12)	Includes the shares referred to in footnotes (2) through (11) above; includes 23,761 shares held in the Profit Sharing Plan for the account of other executive officers of the Company; and includes 15,451 shares subject to options held by other executive officers of the Company that may be exercised within 60 days of April 23, 2006.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s common stock to file initial reports of ownership (Form 3) and reports of changes in ownership of common stock (Form 4 and Form 5) with the Securities and Exchange Commission.
The Company prepares all forms required under Section 16(a) for its directors and executive officers based on information provided by them to the Company for this purpose. Based on that information, the Company believes that, during 2005, all persons subject to the reporting requirements pursuant to Section 16(a) filed all required reports on a timely basis with the Securities and Exchange Commission.
REPORT OF THE AUDIT COMMITTEE
Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accuracy and integrity of the Company’s financial reporting. Management is responsible for preparing the Company’s financial statements and maintaining an appropriate system of internal controls. The Company’s independent registered public accounting firm is responsible for auditing the financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. We rely on the information provided to us and on the representations made by management and the independent registered public accounting firm as to the consolidated financial statements being prepared in accordance with generally accepted accounting principles.

In the course of fulfilling its responsibilities, the Audit Committee has:
❑	Engaged Ernst & Young LLP and dismissed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

❑	Reviewed the Company’s audited consolidated financial statements for the fiscal year 2005, and discussed them with management and with Ernst & Young LLP, the Company’s independent registered public accounting firm.

❑	Reviewed the Company’s Annual Report on Form 10-K for the fiscal year 2005, and discussed the report with management.

❑	Met with the Company’s independent registered public accounting firm, with and without management present, and discussed the plans for its audit, the results of the audit, its evaluation of the Company’s internal controls, and the quality of the Company’s financial reporting.

❑	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” and by applicable Securities and Exchange Commission regulations.

❑	On a quarterly basis, discussed with the former independent registered public accounting firm the results of their review of the Company’s interim financial statements and reviewed the Company’s calculation of its stock price.

❑	Reviewed the Company’s 2005 internal audit plan and the results of internal audit work performed.

❑	Reviewed the Company’s implementation of the requirements of the Sarbanes-Oxley Act of 2002, including ongoing efforts to implement the Section 404 assessment of internal controls required for the Company’s fiscal year 2007 Annual Report on Form 10-K.

❑	Reviewed and pre-approved audit and non-audit services and fees of PricewaterhouseCoopers LLP and Ernst & Young LLP.

❑	Obtained from PricewaterhouseCoopers LLP and Ernst & Young LLP the written disclosures and letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”; discussed with them their independence from the Company and from management, and considered whether the provision of non-audit services is compatible with maintaining their independence.

❑	Oversaw the Company’s investigation of allegations involving alleged timecard mischarging practices at one of the Company’s operating units. Such oversight included retention of independent legal counsel to assist the Audit Committee in its oversight.
Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year 2005, for filing with the Securities and Exchange Commission.

Rockell N. Hankin (Chairman)	Dated: March 31, 2006
John L. Piotrowski
William E. Cook
Gerald A. Zionic
Wayne R. Winton

REPORT OF THE COMPENSATION COMMITTEE
Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the following report by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
General Philosophy
The general philosophy of the Compensation Committee regarding compensation is to offer compensation packages (salaries, bonuses, and stock options) designed to enhance stockholder value and to reward each member of senior management proportionately to each person’s performance and to the Company’s overall financial performance and growth during the previous year.
Executive Compensation
          Base Salary
Base salaries are intended to be competitive with similar-sized companies in the same and related business areas. They are based on an internal evaluation of the responsibilities of each person. Salaries for executive officers are reviewed on an annual basis.
The Committee’s compensation policies are in concert with the Company’s corporate philosophy to reward individual performance with bonuses commensurate with each individual’s contribution to the Company’s growth and financial performance annually and to emphasize compensation from equity, primarily employee stock options, for long-term incentives.
          Long-term Incentives
The Company’s long-term incentive program consists of a stock option program pursuant to which the Chief Executive Officer, other executive officers, operation managers, and other deserving employees are periodically granted stock options at the then price of the Company’s stock. These options are designed to provide such persons with significant compensation over time, based on overall Company performance as reflected in the stock price, to foster employee ownership in the Company, to create a valuable retention device through standard three-year vesting schedules, and to encourage alignment of employees’ and stockholders’ interests. Stock options are typically granted at the time of hire to key employees and annually on the basis of performance.
          Chief Executive Officer Compensation at the End of 2005
The bonus and stock options awarded at the completion of fiscal year 2005 were, by and large, performance-based. Among the criteria applied for determining these financial awards were Company revenue growth, profit, business backlog, personnel retention, diversification, and equity growth. The salary adjustment was market-based and intended to keep the CEO’s salary at a level comparable to those of chief executive officers with like responsibilities at similar enterprises.

By: The Compensation Committee of the Board of Directors

John L. Piotrowski (Chairman)	Dated: March 19, 2006
Rockell N. Hankin
William E. Cook
Gerald A. Zionic
Wayne R. Winton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2005, the Compensation Committee of the Company’s Board of Directors was comprised of Messrs. Piotrowski, Hankin, Cook, Zionic and Winton. None of these individuals was at any time during 2005 an officer or employee of the Company or any of its subsidiaries, nor were any of these individuals, except for Mr. Winton, an officer of the Company or any of its subsidiaries at any prior time. No executive officer of the Company serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
COMPENSATION OF EXECUTIVE OFFICERS
Summary of Cash and Certain Other Compensation
The following table provides certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to, or on behalf of, the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereinafter referred to as the “named executive officers”) for fiscal 2005, 2004 and 2003.
Summary Compensation Table

	Annual Compensation and Long-Term Compensation Awards
					Shares
				Other Annual	Underlying	All Other
Name and		Salary (1)	Bonus (2)	Compensation (3)	Options	Compensation (4)	Total
Principal Position	Year	($)	($)	($)	(#)	($)	($)
Robert C. Sepucha	2005	278,462	140,000	122,659	4,320	31,500	572,621
Chief Executive Officer	2004	268,846	130,000	30,720	11,155	30,750	460,316
	2003	258,000	127,300	189,209	12,209	30,000	604,509

Troy A. Crites	2005	222,346	95,000	84,173	1,484	31,500	433,019
Sector President	2004	214,154	95,000	375,867	2,250	30,750	715,771
	2003	195,231	95,726	10,500	2,232	30,000	331,457

William E. Sabean	2005	196,769	95,000	0	374	19,788	311,557
Sector President	2004	168,077	25,000	0	373	9,654	202,731
	2003	0	0	0	0	0	0

Randy N. Morgan	2005	211,519	68,300	65,090	5,908	27,865	372,774
Sector President	2004	175,356	75,000	9,580	23,879	16,952	276,888
	2003	110,500	40,000	6,669	7,356	7,525	164,694

R. Stephen McCarter	2005	219,077	41,000	200,223	3,068	31,500	491,800
Sector President (5)	2004	213,539	95,000	132,777	5,173	30,750	472,065
	2003	208,924	46,300	108,923	5,165	30,000	394,147

(1)	Amounts shown include only cash compensation earned by executive officers.

(2)	Amounts shown include cash and non-cash compensation earned by executive officers. The non-cash compensation, consisting of the fair market value of stock earned as part of bonus compensation, is as follows:

	2005	2004	2003
Sepucha	$41,992	$39,004	$38,184
Crites	28,487	28,496	24,000
Sabean	28,487	0	0
Morgan	20,480	22,500	0
Mc Carter	12,288	28,496	13,901

(3)	Includes stock gain on exercised options and pay-out of absence accrued but not taken.

(4)	The amounts shown in this column are Company contributions to the Profit Sharing Plan.

(5)	Mr. McCarter resigned as a director in the second quarter of 2006.
Stock Options
The Company’s 1997 Stock Plan (the “Stock Plan”) provides for the grant of stock options, stock bonuses or rights to purchase up to an aggregate of 14,000,000 shares of the Company’s authorized but unissued common stock (subject to adjustment in the event of stock dividends, stock splits, recapitalizations, mergers or other similar changes in the Company’s capital structure).
Wayne R. Winton, the Company’s Chairman of the Board of Directors, currently administers the Stock Plan. However, the Board of Directors may at any time designate another officer or other employee of the Company, the Board itself, or a committee thereof, to act as administrator of the Stock Plan. Subject to the express provisions of the Stock Plan, the administrator of the Stock Plan has full authority to interpret the Stock Plan and to make all other determinations necessary or advisable for the administration of the Stock Plan.
All shares issued under the Stock Plan are subject to restrictions on transferability and the right of the Company to repurchase the shares upon the termination of the stockholder’s association with the Company. These transfer restrictions and repurchase rights are set forth both in the Stock Plan and in the Company’s Certificate of Incorporation.
During fiscal 2005, options covering a total of 718,682 shares were granted under the Stock Plan to a total of 1,234 employees of the Company. The following table contains information concerning the grant of stock options under the Stock Plan to the named executive officers:
Option Grants in Last Year

	Individual Grants
	Shares
	Underlying	% of Total		Market		Potential Realizable Value
	Options	Options	Exercise	Price on		Assumed Annual Rates of
Name and	Granted	Granted to	or Base	Date of		Stock Price Appreciation
Principal	(A)(B)	Employees in	Price	Grant	Expiration	for Option Term (4 Yrs)
Position	(Number)	Fiscal Year	($/Sh)	($/Sh)	Date	5% ($)	10% ($)
Robert C. Sepucha	164	0.02%	40.87	40.87	06/21/09	1,444	3,111
Chief Executive Officer	4,156	0.58%	42.12	42.12	12/21/09	37,725	81,241

R. Stephen McCarter	732	0.10%	40.87	40.87	06/21/09	6,447	13,884
Sector President	752	0.10%	42.12	42.12	12/21/09	6,826	14,700

William E. Sabean	116	0.02%	40.87	40.87	06/21/09	1,022	2,200
Sector President	258	0.04%	42.12	42.12	12/21/09	2,342	5,043

Randy N. Morgan	3,415	0.48%	40.87	40.87	06/21/09	30,078	64,775
Sector President	2,493	0.35%	42.12	42.12	12/21/09	22,629	48,733

Troy A. Crites	1,868	0.26%	40.87	40.87	06/21/09	16,453	35,432
Sector President	1,200	0.17%	42.12	42.12	12/21/09	10,893	23,457

(A)	Options granted in 2005 have a three-year vesting schedule as follows: 20% on the first anniversary of the date of grant, 30% on the second anniversary and full vesting occurring on the third anniversary.

(B)	The options were granted for a term of 4 years, subject to earlier termination in certain events related to termination of employment.

Option Exercises and Holdings
The following table provides information, with respect to the named executive officers, concerning the exercise of options during the year and unexercised options held as of the end of the year:
Option Exercises and Year-end Value Table

	Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
		Value
		Realized			Value of Unexercised
	Shares	(Stock Price			In-the-Money Options at FY
	Acquired	at Exercise	Number of Shares		End (Stock Price of Shares
	on	Less Exercise	Underlying Unexercised		at FY End [$42.12] Less
Name and	Exercise	Price)	Options at FY End		Exercise Price) ($)
Principal Position	(Number)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert C. Sepucha
Chief Executive Officer	4,385	107,827	20,495	19,350	378,646	166,192

R. Stephen McCarter
Sector President	9,136	182,124	5,630	4,402	113,377	36,368

William E. Sabean
Sector President	0	0	274	1,473	3,378	13,680

Randy N. Morgan
Sector President	3,016	36,971	6,186	65,261	29,941	243,483

Troy A. Crites
Sector President	2,679	63,030	9,438	13,012	182,598	151,293
Employment Agreements
The Company has not entered into any employment agreement with any of its officers or other employees.
Certain Relationships and Related Transactions
In accordance with applicable regulations of the Securities and Exchange Commission, promissory note payments to Wayne Winton (Chairman of the Board) and his wife, Mary Frances Winton, are being disclosed. In 2001, the Company issued promissory notes to Wayne Winton and Mary Frances Winton as partial payment for the repurchase of their Company stock. Payments of principal and interest made on those promissory notes in 2005 were as follows: Mr. Winton — $244,127 and Mrs. Winton - $47,728. Ending note balances as of December 31, 2005, were $555,569 and $19,305, respectively.
DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
Any proposal relating to a proper subject that an eligible stockholder may intend to present for action at the Company’s Annual Meeting of Stockholders for the fiscal year ending December 31, 2006, and that such stockholder may wish to have included in the proxy material for such meeting, must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 25531 Commercentre Drive, Suite 120, Lake Forest, California 92630-8874 and, in any event, not later than December 26, 2006. It is suggested that any such proposal be submitted by certified mail, return receipt requested. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.
If a stockholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the Annual Meeting of Stockholders for the fiscal year ending December 31, 2006, or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal on or before March 9, 2007. If the notice is not received on or before March 9, 2007, it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Securities Exchange Act of 1934, as amended, and the Company will have discretionary voting authority under proxies solicited for the Annual Meeting of Stockholders for the fiscal year ending December 31, 2006, with respect to such proposal, if presented at the meeting.

COMPANY STOCK PRICE PERFORMANCE
Introductory Note: The following graph and table are not deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the following graph and table by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.
The following graph and table presents the percentage change in the cumulative total shareholder return on the Company’s common stock for the last five fiscal years, based on the formula price of the Company’s common stock, and the related compound annual growth rate (“CAGR”). This information is compared with the cumulative total shareholder return and CAGR of (1) the Russell 2000 Index and (2) the Houlihan Lokey Howard & Zukin Government Services Index (“HLHZ GTS”). For ease of presentation, all data have been presented as of December 31 of the applicable fiscal year end. All returns presented below have been adjusted for stock splits and are indexed such that the value presented as of December 31, 2000, is equal to 100. The historical stock price performance data presented below is not necessarily indicative of future stock price performance.

	2000	2001	2002	2003	2004	2005	CAGR
SPARTA	100	113	127	163	215	262	21.3%
Russell 2000 Index	100	101	79	115	135	139	6.8%
HLHZ GTS	100	197	187	291	344	330	27.0%
Comparison of Five-Year Cumulative Total Return

REPORT ON FORM 10-K
The Company’s Report on Form 10-K for the year ended January 1, 2006, has been mailed before or concurrently with this Proxy Statement to each stockholder entitled to notice of, and to vote at, the Annual Meeting. The Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors
/s/ JERRY R. FABIAN
JERRY R. FABIAN Corporate Vice President and Secretary

Lake Forest, California	Telephone - (949) 768-8161
April 23, 2006	Facsimile - (949) 770-4632

File Name: Final PS 2006

Attachment A

WAYNE R. WINTON	WILLIAM E. COOK
30252 Marbella Vista	Riptide Holdings, Inc.
San Juan Capistrano, CA 92675	1413 Loniker Drive
Raleigh, NC 27615

ROBERT C. SEPUCHA	ROCKELL N. HANKIN
SPARTA, Inc.	Hankin Investment Banking
1911 N. Fort Myer Drive	560 North Beverly Glen Blvd.
Arlington, VA 22209	Los Angeles, CA 90067

GERALD A. ZIONIC	GEN. J. “PETE” PIOTROWSKI
Lockheed-Martin Simulation, Training and Support	USAF Retired
(LM STS) Company	3060 Cedar Heights Drive
12506 Lake Underhill Rd.	Colorado Springs, CO 80904-4713
Orlando, FL 32825-5002

SPARTA, Inc.
Proxy Solicited on Behalf of the Board of Directors
ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2006
     The undersigned hereby revokes all previous proxies; acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement pertaining to the Annual Meeting of Stockholders to be held on June 2, 2006; and appoints Wayne R. Winton, Jerry R. Fabian and Rod R. Steger, and each of them, with full power of substitution, proxies and attorneys-in-fact to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of SPARTA, Inc. (the “Company”) to be held on June 2, 2006, and at any adjournments or postponements thereof, as indicated below, with the same force and effect as the undersigned might or could do if personally present thereat, including all shares held in the undersigned’s account(s) in the SPARTA Stock Compensation Plan and/or the SPARTA Profit Sharing/401(k) Plan.

1.	ELECTION OF DIRECTORS:	FOR all nominees listed below	WITHHOLD AUTHORITY to vote

		(except as indicated)	for all nominees listed below
If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the following list:
Wayne R. Winton, Robert C. Sepucha, William E. Cook, Rockell N. Hankin, John L. Piotrowski and Gerald A. Zionic.
(continued on reverse side)

2.	PROPORAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006.

FOR	AGAINST	ABSTAIN

3.	OTHER MATTERS: In their discretion, the proxies named herein are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof:
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED HEREIN. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE, FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AND AS THE PROXIES NAMED ABOVE DEEM ADVISABLE ON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Dates:	, 2006

Signature

Signature
(This proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or their name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)